EXHIBIT 4.5

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS :

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED             , 2014 (THE “PROSPECTUS”)

AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM

THE COMPANY’S INVESTOR RELATIONS DEPARTMENT BY EMAIL AT investor.relations@ies-co.com, BY TELEPHONE AT (713) 860-1500 OR

BY MAIL AT INVESTOR RELATIONS DEPARTMENT, INTEGRATED ELECTRICAL SERVICES, INC., 5433 WESTHEIMER ROAD, SUITE 500, HOUSTON, TEXAS 77056.

INTEGRATED ELECTRICAL SERVICES, INC.

Incorporated under the laws of the State of Delaware

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of Common Stock of Integrated Electrical Services, Inc.

Subscription Price: $5.20 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,

ON             , 2014, UNLESS EXTENDED BY THE COMPANY

REGISTERED

        OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase 0.214578135 shares of Common Stock, with a par value of $0.01 per share, of Integrated Electrical Services, Inc., a Delaware corporation, at a subscription price of $5.20 per share (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions for Use of Integrated Electrical Services, Inc. Subscription Rights Certificate” accompanying this Subscription Rights Certificate. If any shares of Common Stock available for	purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Rights (such shares, the “Over-Subscription Shares”), any Rights holder that exercises its Basic Subscription Rights in full may subscribe for a portion of the Over-Subscription Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Forms 1 and 3 and any other appropriate forms on the reverse side hereof and by retuning full payment of the subscription price for each share of Common Stock in accordance with the “Instructions for Use of Integrated Electrical Services, Inc. Subscription Rights Certificate.”

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Integrated Electrical Services, Inc. and the signatures of its duly authorized officers.

Dated:

Chairman of the Board, President and Chief Executive Officer	Senior Vice President, General Counsel and Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by hand, courier or other expedited service: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 Brooklyn, New York 10272-2042

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares of Common Stock pursuant to your Basic Subscription Rights, please complete lines (a) and (c) and sign under Form 3. To subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 3. To the extent you subscribe for more shares than you are entitled under either the Basic Subscription Rights or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe pursuant to your Basic Subscription Rights or Over-Subscription Privilege, as applicable.

(a)	EXERCISE OF BASIC SUBSCRIPTION RIGHTS:

I exercise	(no. of Rights)	Rights x	0.214578135 (subscription ratio)	=	(no. of new shares)
I apply for	(no. of new shares from line above)	shares x	$5.20 (subscription price)	=	$ (amount enclosed)

(b)	EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE:

If you have exercised your Basic Subscription Rights in full and wish to subscribe for Over-Subscription Shares in an amount equal to or less than the maximum number of shares of Common Stock for which you are entitled to subscribe pursuant to your Basic Subscription Rights:

I apply for	(number of Over- Subscription Shares)	shares x	$5.20 (subscription price)	=	$ (amount enclosed)

(c) Total Amount of Payment Enclosed = $

METHOD OF PAYMENT (CHECK ONE)

☐	Check or bank draft payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent.”

☐	Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616 American Stock Transfer, LLC FBO Integrated Electrical Services, Inc. with reference to the rights holder’s name.

FORM 2- DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your Subscription Rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the aggregate number of shares of Common Stock indicated under Form 1 on the terms and conditions specified in the Prospectus.

Signature:

Signature:

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This Form 4 must be completed if you have completed Form 2.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF INTEGRATED ELECTRICAL SERVICES, INC. SUBSCRIPTION RIGHTS CERTIFICATES,

CONSULT AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, THE SUBSCRIPTION/ESCROW AGENT,

AT (877) 248-6417 (TOLL FREE), MONDAY THROUGH FRIDAY (EXCEPT BANK HOLIDAYS), BETWEEN 9:00 A.M. AND 4:00 P.M., EASTERN TIME, OR

THE COMPANY’S INVESTOR RELATIONS DEPARTMENT BY EMAIL AT investor.relations@ies-co.com, BY TELEPHONE AT (713) 860-1500 OR

BY MAIL AT INVESTOR RELATIONS DEPARTMENT, INTEGRATED ELECTRICAL SERVICES, INC., 5433 WESTHEIMER ROAD, SUITE 500, HOUSTON, TEXAS 77056.